SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  July 19, 2010

ATWOOD OCEANICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 1-13167

IRS Employer Identification No. 74-1611874

15835 Park Ten Place Drive
Houston, Texas, 77084
(Address of Principal Executive Offices)

(281) 749-7800
(Registrant’s Telephone Number,
Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 19, 2010, Atwood Oceanics, Inc. (the “Company”) announced that Mr. Mark L. Mey, age 46, has agreed to join the Company as Senior Vice President and Chief Financial Officer with a commencement date of August 11, 2010.

The Company also announced that Mr. James M. Holland will be stepping down from his position as Senior Vice President and Chief Financial Officer of the Company, effective as of the close of business August 10, 2010.  Following his retirement as Senior Vice President and Chief Financial Officer of the Company, and as described in that certain Executive Retention Agreement between Mr. Holland and the Company dated September 22, 2009, Mr. Holland may remain an employee of the Company through December 31, 2010, to provide for an appropriate transition.

In connection with Mr. Mey’s appointment as Senior Vice President and Chief Financial Officer of the Company, the Company and Mr. Mey have agreed to certain initial terms of his employment.  Mr. Mey shall be paid an initial annual base salary of $400,000.  Mr. Mey shall also be eligible to receive a cash bonus for the fiscal year ending September 30, 2011 based upon Company-wide achievement of targeted performance goals and milestones (the “Target Goals”) established by the Compensation and Human Resources Committee of the Board of Directors of the Company (the “Compensation Committee”) and consistent with awards to other senior executive officers of the Company.  The target amount of the annual cash bonus will be 65% of Mr. Mey’s base salary if such Target Goals are achieved; achievement beyond the Target Goals, i.e. “stretch goals”, may result in a higher annual cash bonus up to 150% of Mr. Mey’s base salary, and performance under Target Goals, but at a minimum level, i.e. “threshold goals”, shall result in a lower annual cash bonus, but in no event less than 15% of Mr. Mey’s base salary.  Mr. Mey will also be eligible to receive a cash bonus based upon individual objectives established by the Compensation Committee.

On August 11, 2010, Mr. Mey shall be granted 12,500 shares of restricted stock of the Company under the Company’s 2007 stock incentive plan, which restricted stock award shall be subject to four year cliff vesting, as well as performance measures, goals and milestones to be determined in good faith by Mr. Mey and the Compensation Committee no later than December 15, 2010.  For the fiscal year ending September 30, 2011, Mr. Mey will be eligible for additional grants of stock based awards in accordance with the Company’s stock incentive plans on the same basis as other senior executive officers.  The target for such award will be in the range of 200% of Mr. Mey’s base salary.  Mr. Mey will be provided with at least the same level of executive and employee benefits as provided to other Company senior executive officers from time to time.

In connection with Mr. Mey’s appointment as Senior Vice President and Chief Financial Officer of the Company, the Company entered into an Executive Agreement with Mr. Mey (the “Executive Agreement”) to be effective August 11, 2010.  The Executive Agreement relates to termination of employment in connection with a change of control of the Company and is substantially similar to agreements for certain other Company senior executive officers except with regard to the calculation of the severance amount.  If Mr. Mey’s employment is terminated by the Company without cause or by Mr. Mey for good reason during the change of control transition period, he will be entitled to a severance payment equal to 150% of the sum of the highest annual salary and bonus paid by the Company to Mr. Mey for any prior fiscal year. The Executive Agreement only addresses the terms of employment and compensation in the event of a termination of employment in connection with a change of control of the Company and not as a result of termination unrelated to such change of control and is intended to provide an appropriate retention incentive while balancing the value to the Company of such retention during a change of control transition period.  Unless notice of no further extension is provided to the executive by the Company, the Executive Agreement has a three year evergreen term, so that there are always three years remaining on the term.  The post change of control employment period is one year and six months, commencing on the date of the change of control, which must occur during the term of the Executive Agreement.

There is no arrangement or understanding between Mr. Mey and any other person pursuant to which Mr. Mey will be appointed as Senior Vice President and Chief Financial Officer of the Company effective as of the Commencement Date.  Mr. Mey has no family relationship between any director or executive officer of the Company.  There are no transactions in which Mr. Mey has an interest requiring disclosure under Item 404(a) of Regulation S-K.

From August 2005 to July 8, 2010, Mr. Mey was Senior Vice President and Chief Financial Officer of Scorpion Offshore Ltd.  Mr. Mey serves as a Director of Scorpion Offshore Ltd., but will resign prior to commencing employment with the Company.  Prior to joining Scorpion, Mr. Mey spent twelve years with Noble Corporation.  During his career at Noble, Mr. Mey served in various financial and operational capacities, most recently as Vice President and Treasurer.  Neither Scorpion nor Noble is a parent, subsidiary or affiliate of the Company.  Prior to joining Noble, Mr. Mey spent three years in financial consulting and four years in public accounting in the United States and South Africa.  Mr. Mey holds an Advanced Diploma in Accounting and a Bachelor of Commerce Degree from the University of Port Elizabeth, South Africa and attended the Advanced Management Program at the Harvard Business School in 1998.  He is also a Chartered Accountant.  He is a resident of Houston, Texas.

The foregoing description of the Executive Agreement does not purport to be complete and is qualified in its entirety by reference to the Executive Agreement which is attached hereto and filed herewith as Exhibit 10.1.  Also attached hereto as Exhibit 99.1 is a related press release dated July 19, 2010.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental and industry regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.

ITEM 9.01                      EXHIBITS

(d)           Exhibits

Exhibit No.                                Description of Exhibit

10.1	Executive Agreement between Mark L. Mey and Atwood Oceanics, Inc. dated effective as of August 11, 2010

99.1	Press release dated July 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)

/s/ James M. Holland
James M. Holland
Senior Vice President
DATE: July 19, 2010